EXHIBIT 3.(i).3

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       (After Issuance of Stock) Filed By:

                                   ASGA, Inc.
                               Name of Corporation

     I, the undersigned Tom Kidd, President and Chief Executive Officer of ASGA, Inc.

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on September 28, 2001, adopted a resolution to amend the original articles as follows:

Article 4 is hereby amended to read as follows:

4.   Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 50,000,000 shares of Common Stock having a $.001 par value, and 10,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock may be issued from time to time without prior approval of the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 20,000,000, that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ Tom Kidd
---------------------------------------
Tom Kidd, President and Chief Executive Officer

State of North Carolina}
                       } SS.
County of Perquimans   }

On September 28, 2001, personally appeared before me, a Notary Public, Tom Kidd, who acknowledged that he executed the above instrument.


                                               /s/ Vera L Harrell
                                               --------------------------------
                                               Signature of Notary
(Notary Seal)